                                  EXHIBIT 11.1

                    RESOURCE BANCSHARES MORTGAGE GROUP, INC.
               STATEMENT RE: COMPUTATION OF NET INCOME PER SHARE,
                      BASIC AND DILUTED EARNINGS PER SHARE


                   ($ in thousands, except per share amounts)




                                                                                 For the Quarter
                                                                                      Ended
                                                                                  March 31,2001
                                                                               --------------------
Net loss                                                                              $918

Net income per common share from continuing operations-Basic (1)                      $0.06

Net loss per common share from continuing operations-Diluted (2)                      $0.05



(1) The number of common shares used to compute the net income per share above was 16,545,113 for the quarter ended March 31, 2001.
(2) The number of common shares used to compute the net income per share above was 16,778,471 for the quarter ended March 31, 2001.